EXHIBIT (10)-27


                             HEALTHSOUTH CORPORATION

                           1998 RESTRICTED STOCK PLAN

     1. PURPOSE OF THE PLAN. The purpose of the 1998 Restricted Stock Plan (hereinafter called the "Plan") of HEALTHSOUTH Corporation, a Delaware corporation (hereinafter called the "Corporation"), is to provide incentive for future endeavor and to advance the interests of the Corporation and its stockholders by encouraging ownership of the Common Stock, par value $.01 per share (hereinafter called the "Common Stock"), of the Corporation by its executives and other key employees, upon whose judgment, interest and continuing special efforts the Corporation is largely dependent for the successful conduct of its operations, and to enable the Corporation to compete effectively with other enterprises for the services of such new executives and employees as may be needed for the continued improvement of the Corporation's business, through the grant of restricted stock awards ("Awards") covering shares of the Common Stock.

     2. PARTICIPANTS. Awards may be granted under the Plan to such executives and key employees of the Corporation and its subsidiaries as shall be determined by the Committee appointed by the Board of Directors as set forth in Section 5 of the Plan; provided, however, that no Award may be granted to any person if such grant would cause the Plan to cease to be an "employee benefit plan" as defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933.

     3. TERM OF THE PLAN. The Plan shall become effective as of May 21, 1998, subject to the approval by the holders of a majority of the shares of issued and outstanding Common Stock of the Corporation present and voting at the 1998 Annual Meeting of Stockholders of the Corporation. The Plan shall terminate on the earliest of (a) April 30, 2008, (b) such time as all shares of Common Stock reserved for issuance under the Plan have been issued and are fully vested, or
(c) such earlier time as the Board of Directors of the Corporation may determine. Any Award outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan. No Award shall be granted under the Plan after April 30, 2008.

     4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 11, the aggregate number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed 3,000,000 shares, and the maximum number of shares of Common Stock for which any individual may be granted Awards under the Plan during any calendar year is 100,000. If, on or prior to the termination of the Plan as provided in Section 3, an Award granted under the Plan shall have expired or terminated for any reason without having vested in full, the unvested shares covered thereby shall again become available for the grant of Awards under the Plan.

     The shares to be delivered upon exercise of Awards under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but previously unissued shares as permitted by the Certificate of Incorporation of the Corporation or from shares re-acquired by the Corporation, including shares of Common Stock purchased in the open market, and shares held in the treasury of the Corporation.

     5. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Audit and Compensation Committee of the Board of Directors of the Corporation (hereinafter called the "Committee"). The acts of a majority of the Committee, at any meeting thereof at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall determine the executives and key employees of the Corporation and its subsidiaries who shall be granted Awards and the number of shares of Common Stock to be subject to each Award.

     The interpretation and construction of any provision of the Plan or of any Award granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and Directors, and the executives and employees of the Corporation and its subsidiaries. No member of the Board of Directors or the Committee shall be liable to the Corporation, any stockholder, any optionholder or any employee of the Corporation or its subsidiaries for any action or determination made in good faith with respect to the Plan or any Award granted under it.

     The expenses of administering the Plan shall be borne by the Corporation.

     6. GRANT OF AWARDS. (a) Awards may be granted under the Plan by the Committee in accordance with the provisions of Section 5 at any time prior to the termination of the Plan. In making any determination as to executives and key employees to whom Awards shall be granted and as to the number of shares to be covered by such Awards, the Committee shall take into account the duties of the respective executives and key employees, their present and potential contribution to the success of the Corporation, and such other factors as the Committee shall deem relevant in connection with the accomplishment of the purposes of the Plan.

          (b) Each Award granted under the Plan shall be granted pursuant to and subject to the terms and conditions of a restricted stock agreement to be entered into between the Corporation and the participant at the time of such grant. Each such restricted stock agreement shall be in a form from time-to-time adopted for use under the Plan by the Committee (such form being hereinafter called a "Restricted Stock Agreement"). Any such Restricted Stock Agreement shall incorporate by reference all of the terms and provisions of the Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

     7. CERTAIN CONDITIONS OF AWARDS. Awards granted under this Plan shall be subject to the following terms and conditions:

          (a) The prospective recipient of an Award shall not, with respect to such Award, be deemed to have become a participant or to have any rights with respect to such Award unless and until such recipient shall have executed a Restricted Stock Agreement or other agreement evidencing the Award and its terms and conditions and delivered a fully-executed copy thereof to the Corporation and otherwise complied with the then-applicable terms and conditions under the Plan.

          (b) Each participant shall be issued a certificate in respect of shares of Common Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award substantially in the following form:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 1998 Restricted Stock Plan of HEALTHSOUTH Corporation and a Restricted Stock Agreement entered into between the registered owner and HEALTHSOUTH Corporation. Copies of such Plan and Restricted Stock Agreement are on file in the offices of the Secretary of HEALTHSOUTH Corporation."

          (c) The Committee may adopt rules which provide that the stock certificates evidencing shares covered by Awards might be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the restrictions thereon shall have lapsed, and may require as a condition of any Award that the participant shall have delivered a stock power endorsed in blank relating to the stock covered by such Award.

          (d) Recipients of Awards under the Plan are not required to make any payment or provide consideration therefor other than the rendering of services to the Corporation.

     8. RESTRICTIONS AND FORFEITURES. The shares of Common Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

          (a) During a period set by the Committee of not less than one year nor more than 10 years commencing with the date of an Award (the "Restriction Period"), a participant will not be permitted to sell, transfer, pledge, assign or otherwise dispose of shares of Common Stock awarded pursuant to said Award. Within these limits, the Committee may provide for the vesting of Awards and the lapse of such restrictions in installments based upon the passage of time, the achievement by the Corporation of certain identified performance goals, or the occurrence of other events, or any combination thereof, all as the Committee deems appropriate.

          (b) Except as provided in Section 8(a), a participant shall have with respect to the shares of Common Stock covered by an Award all of the rights of a stockholder of the Corporation, including the right to vote such shares and receive dividends and other distributions thereon.

          (c) Subject to the provisions of Section 8(d), unless otherwise provided in the applicable Restricted Stock Agreement, upon termination of a participant's employment for any reason during the Restriction Period, all shares awarded to such participant and still subject to restriction shall be forfeited by the participant and be reacquired by the Corporation, without consideration or payment therefor.

          (d) In the event of a participant's retirement, disability or death, all restrictions with respect to such participant's Award shall lapse (subject to Section 8(e)) and such participant or his beneficiary shall be entitled to receive (if held in custody by the Corporation or a bank or other institution) and retain all of the stock subject to the Award; provided, however, that in the case of retirement, the Committee in its sole discretion may determine that such restrictions shall not lapse as to all or a portion of an Award or that all or any of the shares subject to restriction shall be forfeited.

          (e) The Committee may impose any conditions on an Award it deems advisable to ensure the participant's payment to the Corporation of any federal, state or local taxes required to be withheld with respect to such award.

          (f) Notwithstanding any contrary provision contained herein, unless otherwise expressly provided in the Restricted Stock Agreement, any Award granted hereunder shall become immediately vested in full upon the occurrence of a Change in Control of the Corporation. For purposes of this Section 8(f), "Change in Control" shall mean

          (i) the acquisition (other than from the Corporation) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of
     1934) of 25% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Corporation's then-outstanding voting securities entitled to vote generally in the election of Directors; or

          (ii) individuals who, as of May 21, 1998, constitute the Board of Directors of the Corporation (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any person becoming a Director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Corporation) shall be, for purposes of this Section 8(f), considered as though such person were a member of the Incumbent Board; or

          (iii) approval by the stockholders of the Corporation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

     9. NONTRANSFERABILITY OF AWARDS. (a) Except to the extent that such Awards are vested, Awards granted under the Plan shall be assignable or transferable only by will or pursuant to the laws of descent and distribution, except to the extent set forth in the following paragraph.

          (b) Upon written notice to the Secretary of the Corporation, a participant may, except as otherwise prohibited by applicable law, transfer shares granted under the Plan to one or more members of such participant's immediate family, to a partnership consisting only of members of such participant's immediate family, or to a trust all of whose beneficiaries are members of the participant's immediate family. For purposes of this section, a participant's "immediate family" shall be deemed to include such holder's spouse, children and grandchildren only.

     10. NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in the Plan or in the Restricted Stock Agreement shall confer upon any participant the right to continue in the employ of the Corporation or any of its subsidiaries or in any other relationship thereto or interfere in any way with the right of the Corporation to terminate such employment or other relationship at any time.

     11. ADJUSTMENT OF AND CHANGES IN CAPITALIZATION. In the event that the outstanding shares of Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be acquired through Awards granted under the Plan, both in the aggregate and as to any individual, and the number and class of shares then subject to Awards theretofore granted shall be adjusted so as to reflect such change, all as determined by the Board of Directors of the Corporation. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.

     Notice of any adjustment shall be given by the Corporation to each holder of an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     Fractional  shares resulting from any adjustment in Awards pursuant to this
Section 11 may be settled in cash or otherwise as the Board of Directors may determine.

     12. SECURITIES ACTS REQUIREMENTS. As a condition to the issuance of any shares pursuant to an Award under the Plan, the Board of Directors or the Committee, as the case may be, may require a participant to furnish a written representation that he is acquiring the shares for investment and not with a view to distribution of the shares to the public and a written agreement restricting the transferability of the shares solely to the Corporation, and may affix a restrictive legend or legends on the face of the certificate representing such shares. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Board of Directors or the Committee, as the case may be, and counsel for the Corporation, it is necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares to which they applied are registered or qualified pursuant to the Securities Act of 1933 or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Board of Directors or the Committee, as the case may be, and counsel for the Corporation, the representation and agreement and legend cease to be necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements.

     13. AMENDMENT OF THE PLAN. The Plan may, at any time or from time to time, be termi nated, modified or amended by the stockholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock present and entitled to vote at a meeting of the Corporation's stockholders duly called and held (or, to the extent permitted by law, by written consent of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote). The Board of Directors of the Corporation may, insofar as permitted by law, from time to time with respect to any shares of Common Stock at the time not subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without approval of the stockholders of the Corporation, no such revision or amendment shall increase the number of shares subject to the Plan, extend the period during which Awards may be vested, or change the provisions relating to adjustment to be made upon changes in capitalization.

     14. CHANGES IN LAW. Subject to the provisions of Section 13, the Board of Directors shall have the power to amend the Plan and any outstanding Awards granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Award any new provision or change designed to comply with or take advantage of requirements or provisions of the Internal Revenue Code of 1986, as amended, or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

     15. LEGAL MATTERS. Every right of action by or on behalf of the Corporation or by any stock holder against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Director, officer or employee, cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises, or (b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the Annual Meeting of Stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Awards were granted; and any and all right of action by any employee or executive of the Corporation (past, present or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.